SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BHC COMMUNICATIONS A

          GAMCO INVESTORS, INC.
                                 9/12/97              600-          125.6250
                                 9/12/97              200              *DI
                                 9/10/97           48,500-          126.5000
                                 9/08/97              500-          126.0000
                                 9/05/97            1,000-          125.3250
                                 9/03/97              300-          125.1250
                                 9/02/97            3,500-          123.1875





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.







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